Exhibit 1.1

NATURAL RESOURCE PARTNERS L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$75,000,000

Equity Distribution Agreement

November 12, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

BB&T Capital Markets, a division of

BB&T Securities, LLC

901 East Byrd Street, Ste. 300

Richmond, VA 23219

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), GP Natural Resource Partners LLC, a Delaware limited liability company (the “Managing General Partner”) and NRP (GP) LP, a Delaware limited partnership (the “General Partner”), each confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

The Managing General Partner is the sole general partner of the General Partner, which in turn is the sole general partner of the Partnership. The Partnership owns its subsidiaries, other than NRP Finance Corporation, a Delaware corporation (“NRP Finance”) and NRP Oil and Gas LLC, a Delaware limited liability company (“NRP Oil and Gas”), through a wholly owned operating company, NRP (Operating) LLC, a Delaware limited liability company (the “Operating Company”). Each of the Managing General Partner, the General Partner and the Partnership is sometimes referred to herein as an “NRP Party,” and they are sometimes collectively referred to herein as the “NRP Parties.” The NRP Parties and the Partnership’s subsidiaries are sometimes referred to collectively as the “Partnership Group.”

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price to the public of up to $75,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. Each of the NRP Parties represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File Number 333-183314), including a related Base Prospectus, for registration under the Act of the offering and sale of Common Units, including the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective under the Act. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim

Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement (or any other successor registration statement with respect to the offering and sale of the Units), all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) No Material Misstatements or Omissions in Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required under the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required under the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the NRP Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information concerning any Manager furnished in writing to the NRP Parties by or on behalf of any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information by or on behalf of any Manager consists of the information described in Section 7(b) hereof.

(d) Disclosure Package. At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any of the Managers specifically for use therein.

(e) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any of the Managers specifically for use therein.

(g) No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

(h) Regulation M. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i) Sales Agency Agreements. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

(j) Brokers. There is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(k) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Formation and Qualification of the NRP Parties. Each of the NRP Parties has been duly formed and is validly existing in good standing under the laws of its jurisdiction of formation with all limited liability company or partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and, in the case of the Managing General Partner, to act as the general partner of the General Partner, and in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Disclosure Package and the Prospectus. Each of the NRP Parties is duly registered or qualified as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction listed opposite its name on Schedule I hereto, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of the business conducted by it makes such qualification or registration necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Group (as defined herein) taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(m) Formation and Qualification of Significant Subsidiaries. All of the Partnership’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) as of the date of the Partnership’s latest annual report on Form 10-K filed with Commission, which is incorporated by reference in the Registration Statement and the Prospectus, are listed on Exhibit 21.1 to such report, and each such subsidiary has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, and is duly qualified to do business as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended or restated to date (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”).

(o) Valid Issuance of the Units. The Units to be issued and sold by the Partnership hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Base Prospectus under the caption “The Partnership Agreement — Limited Liability”).

(p) Ownership of the Managing General Partner. Robertson Coal Management LLC, a Delaware limited liability company (“RCM LLC”), owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Managing General Partner, as amended to date (the “Managing General Partner LLC Agreement”), and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and RCM LLC owns such membership interests free and clear of all Liens.

(q) Ownership of the General Partner. The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner, as amended or restated to date (the “General Partner Partnership Agreement”); and the Managing General Partner owns such general partner interest free and clear of all Liens.

(r) No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Prospectus, (i) there are no preemptive rights or other rights to subscribe for or to purchase any partnership or membership interests of any member of the Partnership Group, in each case pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation or other organizational documents of any member of the Partnership Group (collectively, the “Organizational Documents”) or any other agreement or instrument to which any of such entities is a party or by which any of them may be bound, and (ii) there are no restrictions upon the voting or transfer of any partnership interests in the Partnership contained in the Partnership Agreement, or any other agreement or instrument to which the Partnership is a party or by which the Partnership may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as provided in the Partnership Agreement, which rights have been waived, with respect to the offering and sale of the Units. There are no outstanding options or warrants to purchase any partnership or membership interests of any member of the Partnership Group. Except with respect to the General Partner’s right to maintain its 2% general partner interest, the holders of preemptive rights, if any, have waived such rights in connection with the offering of Units.

(s) Authority and Authorization. Each of the NRP Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, any Terms Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. At each Settlement Date and each Time of Delivery hereunder, all partnership and limited liability company action, as the case may be, required to be taken by the NRP Parties or any of their partners or members, if any, for the authorization, issuance, sale and delivery of the Units by the Partnership hereunder and the consummation of the transactions contemplated by this Agreement or any Terms Agreement, shall have been validly taken.

(t) Enforceability of this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the NRP Parties.

(u) Conformity of Units to Description in Prospectus. The Units conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(v) Enforceability of Other Agreements. (i) The Partnership Agreement has been duly authorized, validly executed and delivered and is a valid and legally binding agreement, enforceable in accordance with its terms; (ii) each of the Organizational Documents (other than the Partnership Agreement) has been duly authorized, executed and delivered by the respective member of the Partnership Group party thereto and is a valid and legally binding agreement of such member of the Partnership Group, enforceable against such member in accordance with the terms of each of such Organizational Documents; and (iii) the OCI LP Partnership Agreement has been duly authorized, validly executed and delivered by NRP Trona LLC, a Delaware limited liability company (“NRP Trona”) and is a valid and legally binding agreement of NRP Trona, enforceable against NRP Trona in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(w) No Conflicts. None of the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the NRP Parties or the consummation by the NRP Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of their respective Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any member of the Partnership Group or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any member of the Partnership Group, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement.

(x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any member of the Partnership Group or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units in the manner contemplated by this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement by the NRP Parties, or the consummation by any member of the NRP Parties of the transactions contemplated by this Agreement, except for such consents (i) required under the Act and state securities or “Blue Sky” laws, (ii) as have been obtained or will be obtained prior to each Settlement Date and Time of Delivery hereunder, or (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(y) No Default. None of the members of the Partnership Group or, to the knowledge of the Partnership, OCI LP is (i) in violation of its organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (i) (solely with respect to OCI LP), (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement. To the knowledge of the NRP Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group or OCI LP is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(z) Independent Public Accountants of the Partnership. Ernst & Young LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Partnership within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(aa) Independent Public Accountants of OCI Co. and OCI LP. Deloitte & Touche LLP have certified certain financial statements of OCI Wyoming Co., a Delaware corporation (“OCI Co.”), OCI LP and their consolidated subsidiaries and delivered their report (the “OCI Report”) with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and as long as such OCI Report is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, to the Partnership’s knowledge, Deloitte & Touche LLP are independent public accountants with respect to each of OCI Co. and OCI LP within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB.

(bb) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) of (i) the Partnership and its consolidated subsidiaries, and (ii) to the knowledge of the Partnership, OCI Co. and OCI LP contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (A) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act, (B) present fairly, in all material respects, the financial condition, results of operations and cash flows of the Partnership, OCI Co. and OCI LP as of the dates and for the periods indicated and (C) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein.

(cc) No Material Adverse Change. None of the members of the Partnership Group or, to the knowledge of the Partnership, OCI LP has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or, with respect to OCI LP, such that would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Group, taken as a whole.

(dd) No Distribution of Other Offering Materials. None of the NRP Parties has distributed and, prior to the later to occur of any Settlement Date or Time of Delivery, if any, and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus to which the Managers have consented in accordance with Section 4(g) of this Agreement, or any other materials permitted by the Act, including Rule 134 of the Rules and Regulations.

(ee) Title to Properties. The Operating Company and each of its subsidiaries and, to the knowledge of the Partnership, OCI LP have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package and the Prospectus, free and clear of all Liens except (1) as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Operating Company or its subsidiaries or OCI LP, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(ff) Rights-of-Way. Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LP has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Disclosure Package and the Prospectus which are not reasonably expected to have a Material Adverse Effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Disclosure Package and the Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Disclosure Package and the Prospectus to be conducted; other than as set forth, and subject to the limitations contained in the Disclosure Package and the Prospectus, each member of the Partnership Group and, to the knowledge of the Partnership, OCI LP has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Disclosure Package and the Prospectus to be conducted; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.

(gg) Permits. Each member of the Partnership Group has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each member of the Partnership Group has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) Disclosure Controls. (i) Each of the NRP Parties has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports its files or submits under the Exchange Act is accumulated and communicated to the management of the Partnership Group, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj) No Recent Changes to Internal Controls. Since the date of the most recent audited balance sheet of the Partnership reviewed or audited by Ernst and Young LLP and the audit committee of the board of directors of the Managing General Partner, (i) none of the NRP Parties has been advised of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership Group to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Group, and (ii) since that date, there have been no changes in internal controls that have materially affected, or are likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(kk) Tax Returns. Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LP has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(ll) Investment Company. No member of the Partnership Group is, and after sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(mm) Environmental Compliance. Except as described in the Disclosure Package and the Prospectus, each of the entities comprising the Partnership Group and, to the knowledge of the Partnership, OCI LP (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(nn) No Labor Dispute. No dispute with the employees of any member of the Partnership Group or, to the knowledge of the Partnership, any employee of OCI LP exists or, to the knowledge of the NRP Parties, is threatened or imminent and the NRP Parties are not aware of any existing or imminent labor disturbance by the employees of any of the lessees of the Partnership Group or OCI LP that would be reasonably likely to have a Material Adverse Effect.

(oo) ERISA. No member of the Partnership Group or any ERISA Affiliate (as defined below) has, or is reasonably expected to incur, any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA). “ERISA Affiliates” means the General Partner and each of its subsidiaries.

(pp) Insurance. Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LP maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated except, with respect to OCI LP, such as would not have, individually or in the aggregate, a Material Adverse Effect. No member of the Partnership Group or, to the knowledge of the Partnership, OCI LP has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, except, with respect to OCI LP, as would not have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at each Settlement Date and each Time of Delivery. Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LP is in compliance with the terms of such policies and instruments in all material respects, except, with respect to OCI LP, as would not have a Material Adverse Effect; and there are no material claims by any member of the Partnership Group or, to the knowledge of the Partnership, OCI LP under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except, with respect to OCI LP, as would not have a Material Adverse Effect.

(qq) Litigation. Except as described in the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any member of the Partnership Group or, to the knowledge of the Partnership, OCI LP is or may be a party or to which the business or property of any member of the Partnership Group or, to the knowledge of the Partnership, OCI LP is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any member of the Partnership Group or, to the knowledge of the Partnership, OCI LP is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(rr) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ss) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Group on the one hand, and the directors, officers, partners, customers or suppliers of the Managing General Partner or the General Partner and their respective affiliates (other than the Partnership Group) on the other hand, which is required to be described in the Disclosure Package and the Prospectus which is not so described.

(tt) No Omitted Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the NRP Parties, threatened or contemplated, against any member of the Partnership Group, or to which any member of the Partnership Group is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Disclosure Package or the Prospectus that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

(uu) Reserve Information. All information related to the coal reserves, aggregates reserves, frac sand reserves and oil and gas reserves of the Partnership Group included in (i) the Registration Statement as of each Effective Date, at the Execution Time, at each Applicable Time and at each Settlement Date, (ii) the Disclosure Package as of the Execution Time, at each Applicable Time and at each Settlement Date and (iii) the Prospectus as of the Execution Time, at each Applicable Time and on each Settlement Date (the “Reserve Information”), was and is accurate in all material respects. The Reserve Information has been calculated in accordance with standard mining or reserve engineering procedures, as applicable, used in the applicable industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Reserve Information were and are reasonable.

(vv) Anti-Corruption Laws. No member of the Partnership Group, no director, officer or employee of any member of the Partnership Group and, to the knowledge of the NRP Parties, no agent or representative of any member of the Partnership Group or any of their affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each member of the Partnership Group and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ww) Money Laundering Laws. The operations of each member of the Partnership Group and, to the knowledge of the Partnership at the Execution Time, OCI LP, are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Partnership Group or, to the knowledge of the Partnership at the Execution Time, OCI LP with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(xx) OFAC. No member of the Partnership Group or any director, officer, agent or employee of any member of the Partnership Group is currently, nor, to the knowledge of the Partnership, at the Execution Time OCI LP was not subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)); and no member of the Partnership Group will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(yy) Ownership or Control by Sanctioned Persons; Sanctioned Countries. No member of the Partnership Group or any director, officer, agent or employee of any member of the Partnership Group, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(zz) Transactions with Sanctioned Persons; Sanctioned Countries. Except as has been disclosed to the Managers or is not material to the analysis under any Sanctions, no member of the Partnership Group has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does any member of the Partnership Group have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(aaa) Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership and any of the Partnership’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(bbb) FCPA. No member of the Partnership Group or any director, officer, agent or employee of any member of the Partnership Group, nor, to the knowledge of the Partnership at the Execution Time, OCI LP is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each member of the Partnership Group and, to the knowledge of the Partnership at the Execution Time, OCI LP have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Any certificate signed by or on behalf of any NRP Party and delivered to the Managers or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by each such NRP Party, as to matters covered thereby, to each of the Managers.

3. Sale and Delivery of Units.

(a) Sale of Units by the Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each of the Managers agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and the Managers on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed any Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement; provided, however, that the Partnership will only submit its orders to one of the Managers on any given single trading day. The Partnership will designate (i) the maximum amount of the Units to be sold by any Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, the applicable Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price of the Common Units sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Units.

(ii) The NRP Parties acknowledge and agree that (A) there can be no assurance that the Managers will be successful in selling the Units, (B) a Manager will incur no liability or obligation to the NRP Parties or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the NRP Parties.

(iii) The Partnership shall not authorize the issuance and sale of, and each Manager shall not be obligated to use its reasonable efforts to sell, any Unit at a price lower than the minimum price therefor designated from time to time by the Managing General Partner’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the Partnership or the Manager, as applicable, by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each of the Managers hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including but not limited to in privately negotiated transactions, and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Units sold by such Manager pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after deduction of the compensation to such Manager and after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi) A Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold by such Manager under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If such Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership to such Manager, such breaching Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), each of the NRP Parties shall be deemed to have affirmed each representation and warranty contained in Section 2 of this Agreement as if such representation and warranty were made as of such date, but modified as necessary to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of each of the NRP Parties herein (as modified in the manner described above), to the performance by each of the NRP Parties of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of Units by a Manager, as Principal. If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the

NRP Parties will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the NRP Parties and such Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Terms Agreement. Each sale of the Units to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by a Manager. The commitment of a Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the NRP Parties herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Limitation on Number and Amount of Units Sold. Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the maximum number or aggregate amount, if any, of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) Regulation M Exemption. If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Ratings Downgrade. If there is any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the Partnership will notify the Managers of such event as soon as practicable, and the Partnership shall not request the sale of any Units, and the Managers shall not be obligated to sell any Units, unless it agrees to act as sales agent pursuant to this Agreement.

(g) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Partnership shall not request the sale of any Units that would be sold, and the Managers shall not be obligated to sell, during any period in which the Partnership is in possession of material non-public information.

4. Agreements. Each of the NRP Parties agrees with the Managers that:

(a) Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, the Partnership will not file any (i) amendment to the Registration Statement, (ii) supplement to the Prospectus or (iii) any Rule 462(b) Registration Statement relating to the Units (other than, in the case of clauses (i) and (ii) above, any amendment or supplement which does not relate to the sale of the Units and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act), unless the Partnership has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which any Manager reasonably objects, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Units shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Units, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Notice of Material Changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to each Manager and counsel for the Managers, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or any dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Units in Certain Jurisdictions. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Issuer Free Writing Prospectus. Each of the NRP Parties and each of the Managers agree that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(h) Limitations on Sale of Common Units. If sales of the Units have been made but not settled, the Partnership has had outstanding with any Manager any instructions to sell the Units, or during the term of any Terms Agreement, in each case, within the prior three Business Days, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) each Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may (A) issue and sell Common Units pursuant to this Agreement or any Terms Agreement; (B) file a registration statement on Form S-8 or issue and sell Common Units or securities convertible into or exchangeable for Common Units pursuant to any, long-term incentive plan, employee unit option plan or unit ownership plan of the NRP Parties in effect at the Applicable Time and (C) the Partnership may issue or deliver Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(h), the Manager may (and shall if requested by the Partnership) suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager.

(i) Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j) Notifications to Managers. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of clauses (ii) and (iv) below, any prospectus supplement filed pursuant to Rule 424(b) pursuant to Section 4(z) hereof or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference in the Prospectus (other than a Current Report on Form 8-K, unless any Manager shall otherwise reasonably request), (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in subsection (i), (ii), (iii) and (iv) above, each a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) forthwith a certificate dated and delivered on the Representation Date, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which were last furnished to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as described immediately above to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which the Partnership has instructed that no sales of Units may be made hereunder, which waiver shall continue until the earlier to occur of the date of the Partnership has instructed any Manager to sell Units hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently has instructed any Manager to sell Units hereunder following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(k), then before the Partnership delivers an instruction to sell Units, the Partnership shall provide the Managers with a certificate referred to in Section 6(e) of this Agreement and a certificate under this Section 4(k).

(l) Opinion of Partnership Counsel. At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) Opinion of General Counsel. At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of the General Counsel of the Managing General Partner, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Opinion of Managers’ Counsel. At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, Andrews Kurth LLP, counsel to the Managers, shall deliver a written opinion, dated as of such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) Comfort Letter. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales as contemplated hereunder), and at each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) otherwise as any Manager may reasonably request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document that contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference in the Prospectus, the Partnership shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Prospectus, pursuant to Rule 3-05 of Regulation S-X or otherwise), or other independent accountants satisfactory to the Managers (or, in the case of a Representation Date of the type described in clause (ii) above, the relevant Manager party to such Terms Agreement) forthwith, to furnish such Manager(s) a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to such Manager(s), to the effect of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter under this Section 4(o) shall be provided for any Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(k) of this Agreement. Notwithstanding the foregoing, if the Partnership subsequently has instructed any Manager to sell Units hereunder following a Representation Date when the Accountants relied on such waiver and did not provide the Managers with a letter under this Section 4(o), then before the Partnership delivers an instruction to sell Units, the Partnership shall cause the Accountants to provide the Managers with a letter referred to in Section 4(o).

(p) Due Diligence. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Managing General Partner, its officers and its agents, as the Manager may reasonably request.

(q) Managers Trading. The Partnership consents to any Managers trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) Disclosure in Periodic Reports. The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(s) Failure of Certain Conditions If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g) or 6(h) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any of the Managers the right to refuse to purchase and pay for such Units.

(t) Affirmations of Representations and Warranties. Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the NRP Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date and relating to such Units).

(u) Partnership Authority. The Partnership shall ensure prior to instructing any Manager to sell Units that (i) the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units, (ii) there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Units authorized for issuance pursuant to the terms of this Agreement.

(v) NYSE Listing. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(w) Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x) DTC. The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(y) Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

(z) Rule 424 Filings. The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5. Payment of Expenses.

(a) The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Partnership’s representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the NRP Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and

Time of Delivery, (ii) to the performance by the NRP Parties of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(z) of this Agreement; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel, to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Managers, to the effect that:

(i) Each of the Partnership and the General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Disclosure Package and the Prospectus;

(ii) The Managing General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as a general partner of the General Partner, in all material respects as described in the Disclosure Package and the Prospectus;

(iii) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act;

(iv) The Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement [and, if applicable, any Terms Agreement], will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(v) This Agreement has been duly authorized, validly executed and delivered by each of the NRP Parties;

(vi) RCM LLC owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the Managing General Partner LLC Agreement and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and RCM LLC owns such membership interests free and clear of all Liens (except restrictions on transferability contained in the Organizational Documents of the Managing General Partner) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming RCM LLC as debtor is on file with the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created or arising under the Delaware LLC Act;

(vii) The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and the Managing General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the Organizational Documents of the General Partner) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Managing General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act;

(viii) Except as described in the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase any partnership interests in the Partnership pursuant to the Partnership Agreement or any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement. Except as described in the Disclosure Package and the Prospectus, there are no restrictions upon the voting or transfer of any partnership interests in the Partnership contained in the Partnership Agreement, or any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership or any of its subsidiaries, other than as provided in the Disclosure Package, the Prospectus and the Partnership Agreement, which have been waived, if required, with respect to the issuance and sale of the Units pursuant to this Agreement. To such counsel’s knowledge an except as provided in the Disclosure Package, there are no outstanding options or warrants to purchase (A) any Common Units or other partnership interests in the Partnership or (B) any interest in the General Partner, the Managing General Partner or the Partnership’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X);

(ix) Each of the NRP Parties has all requisite limited partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. All partnership and limited liability company action, as the case may be, required to be taken by each of the NRP Parties or any of their partners or members pursuant to the Delaware LP Act or the Delaware LLC Act, respectively, for the execution and delivery by each such NRP Party of this Agreement and the consummation of the transactions contemplated by this Agreement have been validly taken;

(x) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, or the consummation of the transactions contemplated hereby conflicts or will conflict with, constitutes or will constitute a breach or violation of, or will result in an imposition of any lien, charge, or encumbrance upon any property or asset of the NRP Parties pursuant to (i) their respective Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument which is filed or incorporated by reference as an exhibit to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Quarterly Report for the fiscal quarter ended September 30, 2013, and any Current Report on Form 8-K filed subsequent to the latest filed Form 10-Q to which any of the NRP Parties is a party or bound or to which its or their property is subject, or (iii) the Delaware LP Act, the Delaware LLC Act, federal law or the laws of the New York or any order, judgment, decree or injunction known to us of any U.S. Federal or Delaware court or governmental body, agency or court having jurisdiction over the NRP Parties or any of their properties or assets in a proceeding to which any of them or their respective property is a party, excluding in the case of clauses (ii) or (iii) any such breach or violation or imposition of a lien, charge or encumbrance which would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement and, in the case of clause (iii), excluding with respect to any federal or state securities laws, blue sky laws, federal or state antifraud laws, rules or regulations;

(xi) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC

Act or federal law is required for the (i) offering, issuance and sale of the Units by the Partnership, (ii) the execution, delivery and performance of this Agreement by the NRP Parties or (iii) the consummation by the NRP Parties of the transactions contemplated by this Agreement, except for such consents (x) required under the Act and state securities or “Blue Sky” laws, (y) such filings required by the Exchange Act or (z) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, as to which such counsel need not express any opinion;

(xii) The statements under the captions “Description of Our Common Units,” “The Partnership Agreement,” “Cash Distributions” and “Investment in Natural Resource Partners L.P. by Employee Benefit Plans” in each of the Disclosure Package and the Prospectus, insofar as they purport to summarize certain provisions of documents referred to therein or refer to statements of law or legal conclusions, accurately summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions therein, and the Units conform in all material respects to the description set forth under the captions “Description of Our Common Units,” “The Partnership Agreement” and “Cash Distributions” in each of the Disclosure Package and the Prospectus;

(xiii) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed with the Commission on November 12, 2013 is confirmed and the Managers may rely upon such opinion as if it were addressed to them;

(xiv) The Registration Statement was declared effective under the Act on September 21, 2012; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to it has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of any Prospectus (or any supplement thereto) pursuant to Rule 424(b) and of any Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by such Rules;

(xv) Each of (i) the Registration Statement, as of the latest Effective Date, and (ii) the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that such counsel need express no opinion with respect to the financial statements and the notes and financial schedules thereto and other related financial, accounting and statistical data contained therein;

(xvi) The Partnership is not, and after giving effect to the offering and sale of the Units as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(xvii) The Partnership Agreement has been duly authorized, validly executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; provided, that, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the NRP Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in paragraphs (xiii) and (xiv) of the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(1) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein and (iii) the information pertaining to coal and hydrocarbon reserves included therein, as to which such counsel need not express an opinion), as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2) the Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein and (iii) the information pertaining to coal and hydrocarbon reserves included therein, as to which such counsel need not express an opinion), as of the date of such opinion, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(3) the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein and (iii) the information pertaining to coal and hydrocarbon reserves included therein, as to which such counsel need not express an opinion), as of its date and as of the date of such opinion, as applicable, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely, without independent investigation or verification, with respect to matters of fact upon the representations of the Partnership contained in this Agreement, certificates of officers and employees of the NRP Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) assume that each certificate from government officials reviewed by such counsel is accurate, (D) state that their opinion is limited to federal laws of the United States, the Delaware General Corporation Law, the Delaware LP Act, the Delaware LLC Act and the laws of the State of New York and the State of Texas, (E) with respect to the opinion expressed in paragraph (iii) above, state that they have relied on reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Managing General Partner, the General Partner, the Partnership, or any of them, as debtors, (F) state that they have not expressed an opinion respecting any state securities or state or federal anti-fraud laws, and (G) state that they have not expressed any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the NRP Parties may be subject.

(c) The Partnership shall have requested and caused the General Counsel of the Managing General Partner, to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(m) of this Agreement, their opinion, dated as of such date and addressed to the Managers, to the effect that:

(1) Each member of the Partnership Group is duly registered or qualified as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of the business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not have a Material Adverse Effect; and

(2) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any member of the Partnership Group or to which any member of the Partnership Group is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Disclosure

Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the NRP Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus, based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(1) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein and (iii) the information pertaining to coal and hydrocarbon reserves included therein, as to which such counsel need not express an opinion), as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2) the Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein and (iii) the information pertaining to coal and hydrocarbon reserves included therein, as to which such counsel need not express an opinion), as of the date of such opinion, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(3) the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein and (iii) the information pertaining to coal and hydrocarbon reserves included therein, as to which such counsel need not express an opinion), as of its date and as of the date of such opinion, as applicable, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the NRP Parties and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law and the laws of the State of Texas, (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes and (E) with respect to the opinions expressed in paragraphs (i) above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of certain of the NRP Parties listed on Annex I to such counsel’s opinion, state that such opinions are based on certificates of foreign qualification or registration provided by the Secretaries of State of such states.

(d) The Managers shall have received from Andrews Kurth LLP, counsel for the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished or caused to be furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(k) of this Agreement, a certificate of the Managing General Partner, signed by the Chairman of the Board, the Chief Executive Officer or the President and the principal financial or accounting officer of the Managing General Partner, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) subject to modification to incorporate the disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus, and the documents incorporated by reference therein, in each case as amended or supplemented as of such date, the representations and warranties of the NRP Parties in this Agreement are true and correct on and as of such date with the same effect as if made on such date; and the NRP Parties have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to any of the NRP Parties’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition

(financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or Prospectus.

(f) The Partnership shall have requested and caused its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Prospectus, pursuant to Rule 3-05 of Regulation S-X or otherwise) to have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(o) hereof and to the extent requested by the Managers in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Managers) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, dated as of such date, in form and substance satisfactory to the Managers or, in the case Section 4(k)(iii), the relevant Manager party to such Terms Agreement; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than five days prior to the date of such letter.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.

(i) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(j) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) such further information, certificates and documents as such Manager(s) may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Andrews Kurth LLP, counsel for the Manager, at 600 Travis, Suite 4200, Houston, Texas, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the NRP Parties shall, jointly and severally, indemnify and hold harmless each Manager, the directors, officers, employees, and agents of each Manager, affiliates of any Manager who have, or who are alleged to have, participated in the distribution of the Units as sales agents, and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the NRP Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership may otherwise have.

(b) Each Manager shall, severally and not jointly, indemnify and hold harmless the NRP Parties, each of the Managing General Partner’s directors, each of the Managing General Partner’s officers who sign the Registration Statement, and each person who controls the NRP Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the NRP Parties to each Manager, but only with reference to written information relating to such Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Manager may otherwise have. Each of the NRP Parties acknowledges that the names of the Managers set forth in the first paragraph under the heading “Plan of Distribution” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Managers for inclusion in the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraphs (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then an indemnifying party, in lieu of indemnifying such indemnified party, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the NRP Parties on the one hand and by each of the Managers on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the total compensation as set forth in Section 3(a)(v) of this Agreement, as the case may be, applicable to the Units placed by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the NRP Parties and the relevant Manager(s) severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the NRP Parties on the one hand and of the relevant Manager(s) on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the NRP Parties shall be deemed to be equal to the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as determined by this Agreement or any applicable Terms Agreement, and benefits received by the relevant Manager(s) shall be deemed to be equal to the total compensation as set forth in Section 3(a)(v) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the NRP Parties on the one hand or the relevant Manager(s) on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the NRP Parties and each of the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee, and agent of each Manager and affiliates of any Manager who have, or who are alleged to have, participated in the distribution of the Units as sales agents, shall have the same rights to contribution as each Manager, and each person who controls the NRP Parties within the meaning of either the Act or the Exchange Act, each officer of the Managing General Partner who shall have signed the Registration Statement and each director of the Managing General Partner shall have the same rights to contribution as the NRP Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers, relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Managers or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or NASDAQ shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the NRP Parties or the Managing General Partner’s officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by any Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; BB&T Equity Capital Markets, 901 E. Byrd Street, Ste. 300, Richmond, VA 23219, Mail Code: 306-78-01-00, Attn: Reid Burford; UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371); Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918); or, if sent to any member of the Partnership Group, will be mailed, delivered or telefaxed to Wyatt L. Hogan, Natural Resource Partners L.P., 601 Jefferson Street, Suite 3600, Houston, Texas 77002 (fax no.: (713-751-7563)).

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No fiduciary duty. Each of the NRP Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the NRP Parties, on the one hand, and each Manager and any affiliate through which each may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units and not as a fiduciary of any of the NRP Parties and (c) the NRP Parties’ engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the NRP Parties agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising any of the NRP Parties on related or other matters). Each of the NRP Parties agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the NRP Parties, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the NRP Parties and any Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each of the NRP Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Research Analyst Independence. The NRP Parties acknowledge that (a) the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions. The NRP Parties hereby waive and release, to the fullest extent permitted by law, any claims that the NRP Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the NRP Parties or their affiliates by any Manager’s investment banking division. The NRP Parties acknowledge that each of the Managers is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (v) the public offering price of Units sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Units prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(a) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the NRP Parties and the Managers.

Very truly yours,

NATURAL RESOURCE PARTNERS L.P.

By:	NRP (GP) LP, its general partner

	By:	GP Natural Resource Partners LLC, its general partner

	By:	/s/ Wyatt L. Hogan
	Name:	Wyatt L. Hogan
	Title:	Vice President, General Counsel and Secretary

NRP (GP) LP

By:	GP Natural Resource Partners LLC, its general partner

	By:	/s/ Wyatt L. Hogan
	Name:	Wyatt L. Hogan
	Title:	Vice President, General Counsel and Secretary

GP NATURAL RESOURCE PARTNERS LLC

	By:	/s/ Wyatt L. Hogan
	Name:	Wyatt L. Hogan
	Title:	Vice President, General Counsel and Secretary

Signature Page to Equity Distribution Agreement

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brennan Smith
Name: Brennan Smith
Title: Managing Director

BB&T CAPITAL MARKETS,
a division of BB&T Securities, LLC

By:	/s/ Reid Burford
Name: Reid Burford
Title: Senior Vice President

UBS SECURITIES LLC

By:	/s/ Simon Smith
Name: Simon Smith
Title: Managing Director

By:	/s/ Matthew Albrecht
Name: Matthew Albrecht
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth A. DiChiaro
Name: Elizabeth A. DiChiaro
Title: Managing Director

Signature Page to Equity Distribution Agreement

SCHEDULE I

STATE OF FORMATION/FOREIGN QUALIFICATIONS

Entity	State of Formation	States of Foreign Qualification
GP Natural Resource Partners LLC	Delaware	Texas
NRP (GP) LP	Delaware	West Virginia
Natural Resource Partners L.P.	Delaware	West Virginia

Schedule I

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

None.

Schedule II

ANNEX I

FORM OF TERMS AGREEMENT

NATURAL RESOURCE PARTNERS L.P.

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

                    , 20

[Name of Co-Manager]

Dear Sirs:

Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), NRP (GP) LP, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”) and GP Natural Resource Partners LLC, a Delaware limited liability company and the sole general partner of the General Partner (the “Managing General Partner,” and collectively with the Partnership and the General Partner, the “NRP Parties”) propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [date], 20__ (the “Equity Distribution Agreement”), between the NRP Parties and Citigroup Global Markets Inc., Wells Fargo Securities, LLC and UBS Securities LLC to issue and sell to [            ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)]. [Include only if the Manager has an over-allotment option]

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per common unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the NRP Parties. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.] [Include only if the Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase

Annex I

securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing

Date] [Include only if the Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units] [Include only if the Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the NRP Parties.

NATURAL RESOURCE PARTNERS L.P.

By:	NRP (GP) LP, its general partner

	By:	GP Natural Resource Partners LLC, its general partner

By:
	Name:	Wyatt L. Hogan
	Title:	Vice President, General Counsel and Secretary

NRP (GP) LP

By:	GP Natural Resource Partners LLC, its general partner

By:
	Name:	Wyatt L. Hogan
	Title:	Vice President, General Counsel and Secretary

GP NATURAL RESOURCE PARTNERS LLC

By:
	Name:	Wyatt L. Hogan
	Title:	Vice President, General Counsel and Secretary

Signature Page to Terms Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

[Name of Co-Manager]

By:
Name:
Title:

Signature Page to Terms Agreement

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:	Common Units representing limited partner interests

Number of Purchased Units:

[Number of Additional Units:]

[Price to Public:]

Purchase Price by Manager

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)    The opinion referred to in Section 4(l).

(2)    The opinion referred to in Section 4(m).

(3)    The opinion referred to in Section 4(n).

(4)    The accountants’ letter referred to in Section 4(o).

(5)    The officers’ certificate referred to in Section 4(k).

(6)    Such other documents as the Manager shall reasonably request.